                                     Exhibit 99.1

Noodles & Company Announces Preliminary Results for Fourth Quarter 2013

BROOMFIELD, Colo., January 13, 2014 (GLOBE NEWSWIRE) - In advance of management's attendance at the 16th annual ICR XChange Conference and the Jefferies 3rd Annual Winter Consumer Summit, Noodles & Company (NASDAQ: NDLS) today announced preliminary unaudited financial results for the fourth quarter ended December 31, 2013.

Highlights of expected results for the fourth quarter of 2013 compared to the fourth quarter of 2012 include:

•	Total revenue expected to increase 17.4% to $91.5 million from $77.9 million

•	Comparable restaurant sales expected to increase 4.3% for company-owned restaurants

•	12 new restaurants opened system-wide, including eight company-owned and four franchise restaurants

Preliminary fourth quarter 2013 results
Total revenue is expected to increase $13.5 million to $91.5 million in the fourth quarter, up 17.4% over the fourth quarter of 2012 on an expected system-wide comparable restaurant sales increase of 4.3%. Comparable restaurant sales represent year-over-year sales comparisons for restaurants open for at least 18 full periods. The expected results presented in this press release are based on preliminary financial data and are subject to change until the year-end financial reporting process is complete.

The system opened 12 restaurants in the quarter, including eight company and four franchise locations. As of December 31st, 2013, Noodles & Company operated 318 company-owned locations and 62 franchise locations.

Chairman and CEO Kevin Reddy remarked “I am very pleased with our team’s continued efforts in building a Category of One in the restaurant space. Our strong top line growth in the fourth quarter, despite significant weather headwinds in many of our markets, is evidence of the strength and resiliency of our concept. I am also proud of our company and franchise development teams opening a record number of restaurants in 2013 as we continue in the early stages of our path to 2,500 restaurants nationwide.”

Upcoming Events
Noodles & Company's management will present at the 16th Annual ICR XChange Conference at the Grande Lakes Orlando Resort in Florida on January 14, 2014. The presentation will begin at 12:30 PM Eastern time. Investors and interested parties may listen to a webcast of this presentation by visiting www.nooodles.com and clicking the tab "Investor Relations" or directly through ICR XChange website at www.icrxchange.com

On January 21, 2014, the Company will also participate at Jefferies 3rd Annual Winter Consumer Summit at the Ritz-Carlton Bachelor Gulch in Avon, Colorado.

About Noodles & Company
Founded in 1995, Noodles & Company is a fast-casual restaurant chain that serves classic noodle and pasta dishes from around the world with 380 locations system-wide in 29 states and the District of Columbia as of December 31, 2013. Known as Your World Kitchen, Noodles & Company's globally inspired menu consists of more than 25 fresh, customizable noodle bowls, salads, soups and sandwiches that are prepared quickly using quality ingredients. From healthy to indulgent, spicy to comforting, the menu provides favorites for everyone from kids to adults. Popular dishes include the spicy Indonesian Peanut Sauté, Med Salad with naturally raised pork and creamy Wisconsin Mac & Cheese.

Forward-Looking Statements
This press release contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words, and variations of words, such as “believe,” “estimate,” “anticipate,” “expect,” “intend,” “may,” “will,” “would” and similar expressions are intended to identify our forward-looking statements. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding our preliminary financial results for the fourth quarter of 2013, including preliminary total revenue and preliminary comparable restaurant sales, and future restaurant development. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company's forward-looking statements. These risks and uncertainties include any potential revisions or adjustments to our preliminary fourth quarter of 2013 financial results as the financial reporting process is completed and our ability to open new restaurants.  For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the SEC, including the final prospectus filed December 9, 2013.  The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.